EXHIBIT 10.1

FIRST AMENDMENT TO
PROPERTY MANAGEMENT AGREEMENT

___________ Apartments

THIS FIRST AMENDMENT TO PROPERTY MANAGEMENT AGREEMENT (this “Amendment”) is entered into as of April ___, 2021, by and between [OWNER], a Delaware limited liability company (“Owner”) and STAR REIT SERVICES, LLC, a Delaware limited liability company (“Manager”), with reference to the following facts:
A.    Owner and Manager entered into that certain Property Management Agreement dated as of September 1, 2020 (the “Original Agreement” and, together with this Amendment, the “Agreement”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the Original Agreement.
B.    Owner has determined it beneficial for Manager to undertake accounting services for the Property and to adjust the Management Fee to compensate Manager for such additional services; and, therefore, Owner desires, among other things, to amend the Original Agreement as set forth herein.
NOW THEREFORE, notwithstanding anything to the contrary, the parties to the Agreement agree as follows
Section 1.Amendment of Section 3.1, Expense of Owner. Section 3.1 of the Original Agreement is hereby amended to replace subsection (a) with the following:

“(a) Costs and Expenses. All costs and expenses incurred by Manager, in its capacity as Manager pursuant to this Agreement, in connection with the management and operation of the Property, including but not limited to all compensation, including the cost of (i) benefits, payable to the employees at the Property and identified in the Operating Budget. and all taxes and assessments payable in connection therewith, (ii) reasonable training and travel and expenses associated therewith, (iii) all marketing, (iv) all collection and lease enforcement, (v) all maintenance and repairs incurred in accordance with Section 3.5 hereof, (vi) all utilities and related services, (vii) all on-site overhead costs, and (viii) all other costs reasonably incurred by Manager in the operation and management of the Property, excluding, however, all of Manager's general overhead costs, including without limitation, all expenses incurred at Manager's corporate headquarters and other Manager office sites other than the property management office located at the Property (i.e., office expenses, long distance phone calls, postage, copying, supplies, electronic data processing and accounting expenses), and general accounting and reporting expenses for services included among Manager's duties under the Agreement; provided, however, that any onsite personnel position that is "centralized" will be a reimbursable expense to the Property so long as total reimbursable expenses do not exceed the reimbursable expenses at the time of the transition; and”
Section 2.Amendment of Section 3.13, Financial Reports. Section 3.13 of the Original Agreement is hereby amended to replace subsections  (a) and (b) with the following:

“(a)    Monthly Reports. On or before the 15th day of each month during the term of this Agreement, Manager shall deliver or cause to be delivered to Owner’s Representative the following (on a cash or accrual basis, as then customarily maintained by Manager) for the preceding calendar month:

▪Income statement (monthly budgeted and actual)
▪Balance sheet
▪Tenant account receivable (which may be via a rent roll)
▪Other accounts payable aged invoice report
▪General ledger detail report and trial balance
▪Rent roll (including security deposits and prepaid rents)

(b)Annual Reports. Within 45 days after the end of each Fiscal Year, Manager shall deliver to Owner’s Representative a statement of cash flow showing the results of operations for the Fiscal Year or portion thereof during which the provisions of this Agreement were in effect. Manager shall reasonably cooperate with Owner’s auditors to provide such records as may be necessary for Owner’s auditors to complete audited financial statements and tax returns each Fiscal Year.”
Section 3.Amendment of Section 4.1, Fees Paid to Manager. Section 4.1 of the Original Agreement is hereby amended to provide for a Management Fee in an amount equal to Three Percent (3.0%) of Gross Collections, payable when and as set forth in the Original Agreement.

Section 4.No Other Changes; Amendment Controls. Except as set forth herein, the Original Agreement shall remain unchanged and shall continue in full force and effect. The terms of this Amendment shall control and any conflict between the terms of the Agreement and this Amendment shall be resolved in favor of this Amendment.

Section 5.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.

Section 6.Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, electronically or on PDF copies, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

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IN WITNESS WHEREOF, Owner and Manager have executed this Amendment as of the date first written above.

OWNER:
[Owner],
a Delaware limited liability company

By:	Beacon bay Holdings, LLC, its Manager
By:
Dinesh Davar, Manager

MANAGER:
STAR REIT SERVICES, LLC,
a Delaware limited liability company

By:
Name:
Its:

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